                                                                      EXHIBIT 25


                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                            ------------------------

                                    FORM T-1

                   STATEMENT OF ELIGIBILITY AND QUALIFICATION
             UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION
                          DESIGNATED TO ACT AS TRUSTEE

                            ------------------------

                        FIRSTAR BANK OF MINNESOTA, N.A.
              (Exact name of Trustee as specified in its charter)

A National Banking Association               41-0122055
(State of incorporation if not a            (IRS Employer
national bank)                               Identification No.)

101 East Fifth Street
Corporate Trust Department
St. Paul, Minnesota                          55101
(Address of principal                        (Zip Code)
executive offices)


                        FIRSTAR BANK OF MINNESOTA, N.A.
                             101 East Fifth Street
                           St. Paul, Minnesota 55101
                                 (612) 229-2600
        (Exact name, address and telephone number of agent for service)


                            ------------------------

                         COAST HOTELS AND CASINOS, INC.
                              COAST RESORTS, INC.

Nevada                                  88-0345706
Nevada                                  88-0345704

(State of incorporation                 (IRS Employer
or other jurisdiction)                  Identification No.)

4500 West Tropicana Avenue
Las Vegas, Nevada                       89103
(Address of principal                   (Zip Code)
executive offices)

                            ------------------------

                   9 1/2% Senior Subordinated Notes due 2009
                        (Title of Indenture securities)

Item 1. General Information. Furnish the following information as to the trustee:

          (a) Name and address of each examining or supervising authority to which it is subject.

                    Comptroller of the Currency
                    Treasury Department
                    Washington, DC

                    Federal Deposit Insurance Corporation
                    Washington, DC

                    The Board of Governors of the Federal Reserve System Washington, DC

          (b)  The Trustee is authorized to exercise corporate trust powers.


                                    GENERAL

Item 2. Affiliations with Obligor and Underwriters. If the obligor or any underwriter for the obligor is an affiliate of the Trustee, describe each such affiliation.

          None
          See Note following Item 16.

Items 3-15 are not applicable because to the best of the Trustee's knowledge the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16. List of Exhibits. Listed below are all the exhibits filed as a part of this statement of eligibility and qualification. Exhibits 1-4 are incorporated by reference from filing 333-48849.

          Exhibit 1. Copy of Articles of Association of the trustee now in effect.

          Exhibit 2.     a.   A copy of the certificate of the Comptroller of
                              Currency dated June 1, 1965, authorizing Firstar
                              Bank of Minnesota, N.A. to act as fiduciary.

                         b. A copy of the certificate of authority of the trustee to commence business issued June 9, 1903, by the Comptroller of the Currency to Firstar Bank of Minnesota, N.A.

          Exhibit 3. A copy of the authorization of the trustee to exercise corporate trust powers issued by the Federal Reserve Board.

          Exhibit 4.     Copy of the By-Laws of the trustee as now in effect.

          Exhibit 5.     Copy of each Indenture referred to in Item 4.

          Exhibit 6. The consent of the trustee required by Section 321(b) of the Act.

          Exhibit 7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervision or examining authority.


                                      NOTE

     The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligor within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligor, or affiliates, are based upon information furnished to the Trustee by the obligor. While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.


                                   SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, a national banking association organized and existing under the laws of the Unites States, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, and its seal to be hereunto affixed and attested, all in the City of Saint Paul and State of Minnesota on the 6th day of May, 1999.


                                   FIRSTAR BANK OF MINNESOTA, N.A.


          (Seal)                   /s/ FRANK P. LESLIE III
                                   --------------------------------
                                   Frank P. Leslie III
                                   Vice President

                                   EXHIBIT 6

                                    CONSENT


     In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, Firstar Bank of Minnesota, N.A., hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                        FIRSTAR BANK OF MINNESOTA, N.A.


Dated: May 6, 1999

                                        /s/ FRANK P. LESLIE III
                                        --------------------------------
                                        Frank P. Leslie III
                                        Vice President

                                   EXHIBIT 7


Legal Title of Bank:  Firstar Bank Milwaukee, N.A.   Call Date: 12/31/98   ST-BK: 55-9180  FFIEC 031
Address:              777 East Wisconsin Avenue
City, State, Zip:     Milwaukee, Wisconsin 53202
FDIC Certificate No.: 0/5/3/0/8


            CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL AND STATE-CHARTERED SAVINGS BANKS FOR DECEMBER 31, 1998


All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

                          SCHEDULE RC -- BALANCE SHEET

                                                                                          / C400  \
                                             Dollar Amounts in Thousands            RCFD Bil Mil Thou
                                             ---------------------------            -----------------
ASSETS

1.   Cash and balanced due from depository institutions (from Schedule RC-A) .....  /////////////////
     a.  Noninterest-bearing balances and currency and coin(1) ...................  0081       96,643  1.a.

     b.  Interest-bearing balances(2) ............................................  0071        1,055  1.b.
2.   Securities ..................................................................  /////////////////
     a.  Held-to-maturity securities (from Schedule RC-B, Column A) ..............  1754            0  2.a.
     b.  Avaliable-for-sale securities (from Schedule RC-B, Column D) ............  1773      396,617  2.b.
3.   Federal funds sold and securities purchased under agreements to resell ......  1350      532,733  3.
4.   Loans and lease financing receivables .......................................  /////////////////
     a.  Loans and leases, net of unearned income ................................  /////////////////
         (from Schedule RC-C) ............................   RCFD 2122   5,832,760  /////////////////  4.a.
     b.  LESS: Allowance for loan and lease losses .......   RCFD 3123      84,275  /////////////////  4.b.
     c.  LESS: Allocated transfer risk reserve ...........   RCFD 3128           0  /////////////////  4.c.
     d.  Loans and leases, net of unearned income, allowance, and reserve ........  /////////////////
         (Item 4.a. minus 4.b. and 4.c.) .........................................  2125            0  4.d.
5.   Trading assets (from Schedule RC-D) .........................................  3545       32,317  5.
6.   Premises and fixed assets (including capitalized leases) ....................  2145        1,458  6.
7.   Other real estate owned (from Schedule RC-M) ................................  2150           88  7.
8.   Investments in unconsolidated subsidiaries and associated companies .........  /////////////////
     (from Schedule RC-M) ........................................................  2130            0  8.
9.   Customers' liability to this bank on acceptances outstanding ................  2155            0  9.
10.  Intangible assets (from Schedule RC-M) ......................................  2143      104,559  10.
11.  Other assets (from Schedule RC-F) ...........................................  2160       47,834  11.
12.  Total assets (sum of items 1 through 11) ....................................  2170    2,592,894  12.

----------
(1)  Includes cash items in process of collection and unposted debits
(2)  Includes time certificates of deposit not held for trading

LIABILITIES

                                                                                                / C400  \
                                             Dollar Amounts in Thousands                  RCFD Bil Mil Thou
                                             ---------------------------                  -----------------
13.  Deposits ....................................................................        /////////////////
     a.  In domestic offices (sum of totals of columns A and C from ..............        /////////////////
         Schedule RC-E, part 1) ..................................................  RCON  2200    2,023,758  13.a.
         (1)  Noninterest-bearing(1) .....................   RCON 6631     149,315
         (2)  Interest-bearing ...........................   RCON 6636   1,874,443        /////////////////  13.a.(1)
     b.  In foreign offices, Edge and Agreement ..................................        /////////////////  13.b.(2)
         subsidiaries, and IBFs (from Schedule RC-E, part II) ....................  RCFN  2200      404,324  13.b.
         (1)  Noninterest-bearing ........................   RCFN 6631           0        /////////////////  13.b.(1)
         (2)  Interest-bearing ...........................   FCFN 6636           0        /////////////////  13.b.(2)
14.  Fed funds purchased & securities sold under agreements to repurchase ........  RCON  2800       27,351  14.
15.  a.  Demand notes issued to the U.S. Treasury ................................  RCON  2840            0  15.a.
     b.  Trading liabilities (From Schedule RC-D) ................................  RCFD  3548            0  15.b.
16.  Other borrowed money (including mortgage indebtedness and ...................        /////////////////
     obligations under capitalized leases) .......................................        /////////////////
     a.  With a remaining maturity of 1 year or less .............................  RCFD  2332      150,001  16.a.
     b.  With a remaining maturity of more than 1 year through 3 years ...........  RCFD  A547       85,418  16.b.
     c.  With a remaining maturity of more than 3 years ..........................  RCFD  A547            0  16.c.
17.  Not applicable ..............................................................        /////////////////
18.  Bank's liability on acceptances executed and outstanding ....................  RCFD  2920            0  18.
19.  Subordinated notes and debentures(2) ........................................  RCFD  3200       10,000  19.
20.  Other liabilities (from Schedule RC-G) ......................................  RCFD  2930       32,900  20.
21.  Total liabilities (sum of items 13 through 20) ..............................  RCFD  2948    2,329,428  21.
22.  Not applicable


EQUITY CAPITAL

23.  Perpetual preferred stock and related surplus ...............................  RCFD  3838            0  23.
24.  Common stock ................................................................  RCFD  3230       35,730  24.
25.  Surplus (exclude all surplus related to preferred stock) ....................  RCFD  3839      220,556  25.
26.  a.  Undividided profits and capital reserves ................................  RCFD  3632         (396) 26.a.
     b.  Net unrealized holding gains (losses) on ................................        /////////////////
         available-for-sale securities ...........................................  RCFD  8434        7,576  26.b.
27.  Cumulative foreign currency translation adjustments .........................  RCFD  3284            0  27.
28.  Total equity capital (sum of items 23 through 27) ...........................  RCFD  3210      263,466  28.
29.  Total liabilities and equity capital (sum of items 21 and 28) ...............  RCFD  3300    2,592,894  29.

----------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2)  Includes limited-life preferred stock and related surplus.

MEMORANDUM

To be reported only with the March Report of Condition.

                                                              RCFD 6724 N/A M.1.

1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 1997.


1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank.

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately).

3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting (may be required by state chartering authority).

4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority).

5 =  Review of the bank's financial statements by external auditors.

6 =  Compilation of the bank's financial statements by external auditors.

7 =  Other audit procedures (excluding tax preparation work).

8 =  No external audit work.